Exhibit 99(b)

                      POST-MERGER STOCKHOLDERS AGREEMENT


            THIS POST-MERGER STOCKHOLDERS AGREEMENT (this "Stockholders Agreement"), dated as of April 23, 1998, is made and entered into by and among Specialty Teleconstructors, Inc., a Nevada corporation (the "Company"), and the securityholders listed on the signature pages hereof.

            In consideration of the premises, mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE 1

                                  DEFINITIONS

SECTION 1.1  Definitions.

      "Accredited Investor" means an "Accredited Investor," as defined in Regulation D, or any successor rule then in effect.

      "Advice" shall have the meaning provided in Section 3.5.

      "Affiliate" means, with respect to any Person, any Person who, directly or indirectly, controls, is controlled by or is under common control with that Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of Voting Securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Bankruptcy Code" means the United States Bankruptcy Code
(Title XI, USC).

      "Beneficial Ownership" with respect to any securities or assets shall mean having "beneficial ownership" (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons who are Affiliates of such Person (excluding officers and directors of the Company, the Company and their controlled



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Affiliates) who together with such Person would  constitute a "group" within the meaning of Section 13(d)(3) of the Exchange Act and in any event with respect to Budagher shall include securities held of record by the Budagher Family Limited Partnership #1.

      "Budagher" means Michael R. Budagher.

      "Business Day" means a day other than a Saturday, a Sunday or other day on which commercial banks located in New York are authorized or obligated to be closed.

      "Carpenter" means Tommie R. Carpenter.

      "Carpenter Priority Shares" shall have the meaning provided in Section 3.1.4(b).

      "Closing" shall mean the date on which the transactions contemplated by the Merger Agreement are consummated.

      "Common Stock" means shares of the Common Stock, par value $0.01 per share, of the Company, and any capital stock into which such Common Stock thereafter may be converted or otherwise changed, including successive conversions and changes.

      "Common Stock Equivalents" means, without duplication with any other Common Stock or Common Stock Equivalents, any rights, warrants, options, convertible securities or indebtedness, exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock of the Company, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

      "Company" shall have the meaning provided in the introductory paragraph hereof and shall include the Company's successors by merger, consolidation or share exchange.

      "Company Sale" shall have the meaning provided in Section 4.6.

      "Co-Seller" shall have the meaning provided in Section 4.2.1.

      "Demand Registration" shall have the meaning provided in Section 3.1.1(a).

      "Demand Request" shall have the meaning provided in Section 3.1.1(a).



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      "Designees" shall have the meaning provided in Section 2.1.1(a).

      "Election Period" shall have the meaning provided in Section 4.1.1(a).

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

      "Excluded  Registration"  means a registration under the Securities Act of
(i) securities registered on Form S-8 or any similar successor form and (ii) securities registered to effect the acquisition of or combination with another Person.

      "Existing Stockholders" means, collectively, Budagher (individually and as general partner of the Budagher Family, LLC), the Budagher Family, LLC, a limited liability company organized under the laws of the State of Nevada, and Carpenter. For purposes of this Stockholders Agreement, Budagher shall be deemed to own personally all of the shares of Common Stock and Common Stock Equivalents held by the Budagher Family, LLC.

      "Existing Stockholders Designee" shall have the meaning provided in Section 2.1.1(a).

      "Family Member" means, as to any natural Person, such Person's spouse, grandparent or descendant of that grandparent, children (natural and adopted), natural or adopted siblings, mothers and fathers-in-law, sons and daughters-in-law, and brothers and sisters-in-law.

      "Fully-Diluted Common Stock" means, at any time, the then outstanding Common Stock of the Company plus (without duplication) all shares of Common Stock issuable, whether at such time or upon the passage of time or the occurrence of future events and without regard to the amount of any conversion or exercise price, upon the exercise, conversion, or exchange of all then-outstanding Common Stock Equivalents.

      "Group" shall have the meaning given such term in Section 13(d)(3) of the Exchange Act.

      "HMC Group" means HMTF/Omni and its Affiliates and its and their respective officers, directors, and employees (and members of their respective families and trusts for the primary benefit of such family members) and any Person identified as a member of the HMC Group on the signature pages hereof.




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      "HMTF" means Hicks, Muse, Tate & Furst Incorporated, a Texas corporation.

      "HMTF Designee" shall have the meaning provided in Section 2.1.1(a).

      "HMTF Group" shall have the meaning provided in Section 8.1.

      "HMTF/Omni"   means   HMTF/Omni   Partners,  L.P.,  a   Delaware   limited
partnership.

      "Holder" means (i) a securityholder listed on the signature pages hereof and (ii) any direct or indirect transferee of any such securityholder who shall become a party to this Stockholders Agreement.

      "Independent Director" means a Person who is not (i) a member of the HMC Group, (ii) an Existing Stockholder or (iii) an employee of the Company or any of its Subsidiaries or a Family Member of any such employee.

      "Inspectors" shall have the meaning provided in Section 3.4.11.

      "Investment Banker" shall have the meaning provided in Section 4.6.

      "Material Adverse Effect" shall have the meaning provided in Section 3.1.4(a).

      "Merger Agreement" shall mean the Amended and Restated Agreement and Plan of Merger, dated as of April 22, 1998, among the Company, OAI Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company, OmniAmerica, OmniAmerica, Inc., a Delaware corporation and wholly-owned subsidiary of OmniAmerica, HMTF/Omni and Omni/HSW Acquisition, Inc., a Delaware corporation.

      "NASD" means National Association of Securities Dealers, Inc.

      "NASDAQ" shall have the meaning provided in Section 3.4.13.

      "OmniAmerica"   means   OmniAmerica   Holdings   Corporation,  a  Delaware
corporation.

      "Participation Offer" shall have the meaning provided in Section 4.2.1.




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      "Person" or "person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

      "Preferred Stock" means shares of stock of the Company which have a preference as to dividends or distribution upon liquidation or dissolution of the Company, and any capital stock into which such preferred stock thereafter may be changed.

      "Prohibited Actions" shall have the meaning provided in Section 8.2.2.

      "Records" shall have the meaning provided in Section 3.4.11.

      "Registrable Shares" means at any time the Common Stock of the Company owned by the Holders, whether owned on the date hereof or acquired hereafter; provided, however, that Registrable Shares shall not include any shares (i) the sale of which has been registered pursuant to the Securities Act and which shares have been sold pursuant to such registration, (ii) which have been sold to the public pursuant to Rule 144 or 144A of the SEC under the Securities Act or (iii) which are eligible for sale under Rule 144(k) of the SEC under the Securities Act.

      "Registration Expenses" shall have the meaning provided in Section 3.6.

      "Regulation D" means Regulation D promulgated under the Securities Act by the SEC.

      "Requesting Holders" shall have the meaning provided in Section 3.1.5.

      "Required  Filing  Date"  shall  have  the  meaning  provided  in  Section
3.1.1(b).

      "Required Holders" means Holders who then own beneficially more than 66-2/3% of the aggregate number of shares of Common Stock subject to this Stockholders Agreement.

      "SEC" means the Securities and Exchange Commission as from time to time constituted and created under the Exchange Act, or, if at any time after the execution of this instrument such Securities and Exchange Commission is not existing and performing the duties now assigned to it under the Exchange Act, then the Person performing such duties at such time.

      "Securities" means the Common Stock.



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      "Securities  Act" means the  Securities  Act of 1933, as amended,  and the rules and regulations promulgated by the SEC thereunder.

      "Seller Affiliates" shall have the meaning provided in Section 3.7.1.

      "Stockholders Agreement" means this Post-Merger Stockholders Agreement, as the same may be amended from time to time.

      "Subsidiary" of any Person means (i) a corporation a majority of whose outstanding shares of capital stock or other equity interests with voting power, under ordinary circumstances, to elect directors, is at the time, directly or indirectly, owned by such Person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person, and (ii) any other Person (other than a corporation) in which such Person, a subsidiary of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

      "Suspension Event" shall have the meaning provided in Section 3.5.

      "Suspension Notice" shall have the meaning provided in Section 3.5.

      "Tag Seller Group" shall have the meaning provided in Section 4.2.1.

      "Third Party Offer" shall have the meaning provided in Section 8.2.5.

      "Total Voting Power" shall have the meaning provided in Section 8.2.3.

      "Transfer" means any disposition of any Security or any interest therein that would constitute a "sale" thereof within the meaning of the Securities Act.

      "Transfer Notice" shall have the meaning provided in Section 5.3.

      "Transferor" shall have the meaning provided in Section 4.1.1(a).




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      "Transferor Shares" shall have the meaning provided in Section 4.1.2.

      "Voting Securities" means Common Stock, Common Stock Equivalents, and securities of the Company generally conveying the right to vote with holders of Common Stock in the election of directors or any securities convertible into or exchangeable or exercisable for any such securities, or warrants, contractual rights or other rights of any kind to acquire any such securities.

SECTION 1.2  Rules of Construction.

      Unless the context otherwise requires

                    (1) a term has the meaning assigned to it;

                    (2) "or" is not exclusive;

                    (3) words in the singular  include the plural,  and words in the plural include the singular;

                    (4) provisions apply to successive  events and transactions;
               and

                    (5) "herein," "hereof" and other words of similar import refer to this Stockholders Agreement as a whole and not to any particular Article, Section or other subdivision. ARTICLE 2

               MANAGEMENT OF THE COMPANY AND CERTAIN ACTIVITIES

SECTION 2.1   Board of Directors.

      2.1.1   Board Representation.

      (a) At all times during the term hereof, subject to Section 2.1.3, the Board of Directors of the Company shall consist of eight members (plus such number of directors as may be elected from time to time pursuant to the terms of any Preferred Stock that may be issued and outstanding from time to time in accordance with the provisions of Article 6 hereof). Subject to Section 2.1.3, HMTF shall be entitled to designate to the Board of Directors of the Company (i) four individuals as long as the HMC Group owns, in the aggregate, at least 50% of the number of shares of Common Stock owned by HMTF/Omni at the Closing; provided, however, that one of the four individuals designated by HMTF shall be an Independent Director, (ii) two individuals as



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long as the HMC Group owns, in the aggregate,  at least 25% but less than 50% of the number of shares of Common Stock owned by HMTF/Omni at the Closing and (iii) one individual as long as the HMC Group owns, in the aggregate, at least 10% but less than 25% of the number of shares of Common Stock owned by HMTF/Omni at the Closing (such designees being referred to herein individually as an "HMTF Designee" and collectively as the "HMTF Designees"). Subject to Section 2.1.3, the Existing Stockholders shall be entitled to designate to the Board of
Directors of the Company (i) four individuals as long as (A) the Existing Stockholders own, in the aggregate, at least 50% of the number of shares of Common Stock owned by them at the Closing and (B) Budagher owns at least 50% of the number of shares of Common Stock owned by him at the Closing; provided,
however,   that  one  of  the  four  individuals   designated  by  the  Existing
Stockholders shall be an Independent Director, (ii) three individuals as long as
(A) the Existing Stockholders own, in the aggregate, at least 49% of the number of shares of Common Stock owned by them at the Closing and (B) Budagher owns at least 50% of the number of shares of Common Stock owned by him at the Closing,
(iii) two individuals as long as the Existing Stockholders own, in the aggregate, at least 25% but less than 49% of the number of shares of Common Stock owned by them at the Closing and (iv) one individual as long as the Existing Stockholders own, in the aggregate, at least 10% but less than 25% of the number of shares of Common Stock owned by them at the Closing (such designees being referred to herein individually as an "Existing Stockholders Designee" and collectively as the "Existing Stockholders Designees", and together with the HMTF Designees, as the "Designees"). The Holders agree that they will cause an individual designated by HMTF from the HMTF Designees to be elected as Chairman of the Board of the Company. Each Holder shall vote his or its shares of Common Stock at any regular or special meeting of stockholders of the Company or in any written consent executed in lieu of such a meeting of stockholders and shall take all other actions necessary to give effect to the
agreements  contained  in  this  Stockholders   Agreement  (including,   without
limitation, the election of Persons designated by HMTF or the Existing Stockholders to be elected as directors as described in the preceding sentences) and to ensure that the articles of incorporation and bylaws of the Company as in effect immediately following the date hereof do not, at any time hereafter, conflict in any respect with the provisions of this Stockholders Agreement. In order to effectuate the provisions of this Section 2, each Holder hereby agrees that when any action or vote is required to be taken by such Holder pursuant to this Stockholders Agreement, such Holder shall use his or its best efforts to call, or cause the appropriate officers and directors of the Company to call, a special or annual meeting of stockholders of the Company



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or  execute  or cause to be  executed  a consent  in writing in lieu of any such meetings pursuant to the applicable provisions of the Nevada Revised Statutes, as amended from time to time, or any successor statutes.

      (b) The Holders acknowledge that Section 4.03 of the Amended and Restated Articles of Incorporation of the Company provides for staggered terms of the directors, with directors serving in Class 1, Class 2, or Class 3. The Holders agree that until the first annual meeting of stockholders following the date hereof, the Designees shall be classified as follows: Class 1 --one HMTF Designee, one Existing Stockholders Designee and one Independent Director designated by HMTF; Class 2 -- one HMTF Designee, one Existing Stockholders Designee and one Independent Director designated by the Existing Stockholders; and Class 3 --one HMTF Designee and one Existing Stockholders Designee.

      2.1.2 Vacancies. If, prior to his election to the Board of Directors of the Company pursuant to Section 2.1.1 hereof, any Designee shall be unable or unwilling to serve as a director of the Company, the Holder or Holders who designated such Designee shall be entitled to designate a replacement who shall then be a Designee for purposes of this Section 2. If, following an election to the Board of Directors of the Company pursuant to Section 2.1.1 hereof, any Designee shall resign or be removed or be unable to serve for any reason prior to the expiration of his term as a director of the Company, the Person who designated such director pursuant to Section 2.1.1 shall, within 30 days of such event, notify the Board of Directors of the Company in writing of a replacement Designee, and either (i) the Holders shall vote their shares of Common Stock, at any regular meeting or special meeting at which the filling of positions on the Board of Directors of the Company is legally permitted or in any written consent executed in lieu of such a meeting of stockholders, and shall take all such other actions necessary to ensure the election to the Board of Directors of the Company of such replacement Designee to fill the unexpired term of the Designee who such replacement Designee is replacing or (ii) the Board of Directors shall elect or appoint such replacement Designee to fill the unexpired term of the Designee who such replacement Designee is replacing. If HMTF requests that any HMTF Designee, or the Existing Stockholders request that any Existing Stockholders Designee, be removed as a director (with or without cause), by written notice thereof to the Company, then the Company shall take all actions necessary to effect, and each of the Holders shall vote all his or its capital stock in favor of, such removal upon such request.




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      2.1.3  Termination  of Rights.  The right of HMTF to  designate  directors under Section 2.1.1, and the obligation of the Holders to vote their shares for the HMTF Designees, shall terminate upon the first to occur of (i) the termination or expiration of this Stockholders Agreement or this Article 2, (ii) such time as HMTF elects in writing to terminate its rights under this Article 2, or (iii) such time as the HMC Group ceases to own, in the aggregate, at least 10% of the number of shares of Common Stock owned by HMTF/Omni at the Closing. The right of the Existing Stockholders to designate directors under Section 2.1.1, and the obligation of the Holders to vote their shares for the Existing Stockholders Designees, shall terminate upon the first to occur of (i) the termination or expiration of this Stockholders Agreement or this Article 2, (ii) such time as a majority in interest of the Existing Stockholders elect in writing to terminate their rights under this Article 2, or (iii) such time as the Existing Stockholders cease to own, in the aggregate, at least 10% of the number of shares of Common Stock owned by the Existing Stockholders at the Closing.

      2.1.4 Costs and Expenses. The Company will pay all reasonable out-of-pocket expenses incurred by Designees in connection with their participation in meetings of the Board of Directors (and committees thereof) of the Company and the Boards of Directors (and committees thereof) of the Subsidiaries of the Company.

      2.1.5 Calculation of Share Numbers. For purposes of this Article 2 only, any calculation of the number of shares of Common Stock owned by a Holder shall be determined by the Board of Directors of the Company, as follows: (i) "owned" shall mean Beneficial Ownership and (ii) each calculation shall be equitably adjusted for subsequent stock splits, reverse stock splits, stock combinations, recapitalizations, stock dividends and the like.

SECTION 2.2  Other Activities of the Holders; Fiduciary Duties.

      It is understood and accepted that the Holders and their Affiliates have interests in other business ventures which may be in conflict with the activities of the Company and its Subsidiaries and that, subject to applicable law, nothing in this Stockholders Agreement shall limit the current or future business activities of the Holders whether or not such activities are competitive with those of the Company and its Subsidiaries. Nothing in this Stockholders Agreement, express or implied, shall relieve any officer or director of the Company or any of its Subsidiaries, or any Holder, of any fiduciary or other duties or obligations they may have to the Company's stockholders.




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                                   ARTICLE 3

                              REGISTRATION RIGHTS

SECTION 3.1  Demand Registration.

      3.1.1  Request for Registration.

      (a) Subject to Section 3.1.6, at any time, (i) members of the HMC Group owning 35% or more of the aggregate number of Registrable Shares then owned by the HMC Group or (ii) Existing Stockholders owning 35% or more of the aggregate number of Registrable Shares then owned by the Existing Stockholders may request the Company, in writing (a "Demand Request"), to effect the registration under the Securities Act of all or part of its or their Registrable Shares (a "Demand Registration").

      (b) Each Demand Request shall specify the number of Registrable Shares proposed to be sold. Subject to Section 3.1.6, the Company shall file the Demand Registration (including by means of a shelf registration pursuant to Rule 415 under the Securities Act if so requested by the HMC Group in such Demand Request (but, in the case of a shelf registration, only (i) if the Company is then eligible to use such a shelf registration and if Form S-2 or Form S-3 (or any successor form) is then available to the Company and (ii) if such Demand Request is made by the HMC Group on a date that is at least three years after the Closing)) within 90 days after receiving a Demand Request (the "Required Filing Date") and shall use all commercially reasonable efforts to cause the same to be declared effective by the SEC as promptly as practicable after such filing; provided, that the Company need effect only three Demand Registrations at the request of the HMC Group and an aggregate of three Demand Registrations at the request of the Existing Stockholders; provided, no such Holders will be entitled to make such a request while any other registration statement (other than a shelf registration statement) is on file with the Commission prior to its becoming effective or within 90 days after such registration statement has been declared effective, or, in the case of a shelf registration, until 90 days after such shelf registration ceases to be effective. No Holder can request a Demand Registration within 270 days following the termination of a prior shelf registration that was the result of such Holder's Demand Request.

      3.1.2 Effective Registration and Expenses. A registration will not count as a Demand Registration until it has become effective and, with respect to registrations other than shelf registrations, all Registrable Shares covered by such registration statement have been disposed of in accordance with



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the intended methods of disposition  (unless the Requesting Holders withdraw all their Registrable Shares and the Company has performed its obligations hereunder in all material respects, in which case such demand will count as a Demand Registration unless the Requesting Holders pay all Registration Expenses (as hereinafter defined) in connection with such withdrawn registration); provided, that if, (i) after it has become effective, an offering of Registrable Shares pursuant to a registration is interfered with by any stop order, injunction, or other order or requirement of the SEC or other governmental agency or court (other than an order, injunction, or other requirement resulting from a misstatement or omission of the Holder making such Demand Request) or (ii) the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, such registration will be deemed not to have been effected and will not count as a Demand Registration; provided, further, that the Company shall not be required to maintain a shelf registration after 270 days from the date of effectiveness.

      3.1.3 Selection of Underwriters. The offering of Registrable Shares pursuant to a Demand Registration shall be in the form of a "firm commitment" underwritten offering. The Requesting Holders (as hereinafter defined) of a majority of the Registrable Shares to be registered in a Demand Registration shall select the investment banking firm or firms to manage the underwritten offering; provided, that such selection shall be subject to the consent of the Company, which consent shall not be unreasonably withheld. Notwithstanding the prior sentence, no "shelf" registration will be required to be in the form of an underwritten offering.

      3.1.4  Priority on Demand Registrations.

      (a) No securities to be sold for the account of any Person (including the Company) other than the HMC Group shall be included in a Demand Registration in which the HMC Group has requested inclusion, irrespective of the identity of the party making the Demand Request, unless the managing underwriter or underwriters shall advise the Company or the HMC Group in writing that the inclusion of such securities will not materially and adversely affect the price or success of the offering (a "Material Adverse Effect"). Furthermore, in the event the managing underwriter or underwriters shall advise the Company or the HMC Group that even after exclusion of all securities of other Persons pursuant to the immediately preceding sentence, the amount of Registrable Shares proposed to be included in such Demand Registration by the HMC Group is sufficiently large to cause a Material Adverse Effect, the Registrable Shares of the



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HMC Group to be included in such Demand  Registration  shall equal the number of shares which the Company is so advised can be sold in such offering without a Material Adverse Effect and such Registrable Shares shall be allocated pro rata among the members of the HMC Group on the basis of the number of Registrable Shares requested to be included by each such Holder. If any Registrable Shares of any Holder requested to be registered pursuant to a Demand Request under
Section 3.1.1 are excluded from a Demand Registration pursuant to this Section 3.1.4, such Holder having Registrable Shares so excluded shall have the right to withdraw all, but not less than all, such Registrable Shares from such registration and such registration will not count as a Demand Registration with respect to such Holder.

      (b) Notwithstanding Section 3.1.4(a) above, Carpenter shall have the right to sell in a Demand Registration under this Article 3 all or any portion of the Carpenter Priority Shares on a pari passu basis with the HMC Group, calculated pro rata on the basis of the number of Registrable Shares owned by each party. In the event that Carpenter requests inclusion of the Carpenter Priority Shares in a Demand Registration in which the HMC Group participates and the managing underwriter or underwriters advises the Company or the HMC Group that the inclusion of such securities likely will result in a Material Adverse Effect so that it becomes necessary to reduce the number of Registrable Shares to be registered, in no event shall the number of Carpenter Priority Shares to be sold in such registration be reduced to fewer than 150,000 shares, irrespective of the other provisions hereof, unless the number of Registrable Shares to be sold by the HMC Group in such offering is also reduced to fewer than 150,000 shares, in which event each of the HMC Group, on the one hand, and Carpenter, on the other hand, will suffer equivalent share-for-share reduction thereafter to the extent necessary to reach the number of Registrable Shares that can be sold in such offering without a Material Adverse Effect. At such time as the Carpenter Priority Shares have been disposed of pursuant to an effective registration statement, Carpenter's rights pursuant to this Section 3.1.4(b) shall terminate. For purposes hereof, "Carpenter Priority Shares" shall mean a number of shares of Common Stock equal to 10% of the number of shares of Common Stock owned of record by Carpenter at the Closing. As used in this Section 3.1.4, any reference to the number of shares of Common Stock owned by Carpenter shall be deemed to include subsequent equitable adjustments as necessary to reflect stock splits, reverse stock splits, stock combinations, recapitalizations, stock dividends and the like.

      (c) In the event that the managing underwriter or underwriters shall advise the Company or the HMC Group in writing that the inclusion of additional Registrable Shares in a Demand Registration by the Requesting Holders will not have a Material Adverse Effect, the Requesting Holders shall be permitted to include in such registration that number of Registrable Shares that in the view of the managing underwriter in the aggregate does not create a Material Adverse Effect. In the event that the managing underwriter or underwriters shall advise the Company or the HMC Group in writing that the maximum number of Registrable Shares requested to be included by the Requesting Holders (other than the HMC Group and Carpenter, to the extent of his rights under Section 3.1.4(b)) likely will have a Material Adverse Effect, such Requesting Holders will be permitted to include that number of Registrable Shares that, in the view (expressed in writing) of the managing underwriter or underwriters, will not result in a Material Adverse Effect, pro rata among such Requesting Holders on the basis of the number of Registrable Shares requested to be included in such registration by each such Requesting Holder.

      3.1.5 Rights of Nonrequesting Holders. Upon receipt of any Demand Request, the Company shall promptly (but in any event within 10 days) give written notice of such proposed Demand Registration to all other Holders entitled to registration rights under this Section 3.1, who shall have the right, exercisable by written notice to the Company within 20 days of their receipt of the Company's notice, to elect to include in such Demand Registration such portion of their Registrable Shares as they may request. All Holders requesting to have their Registrable Shares included in a Demand Registration in accordance with the preceding sentence shall be deemed to be "Requesting Holders" for purposes of this Section 3.1; provided, if any member of the HMC Group or any of the Existing Stockholders participates as a Requesting Holder in a Demand Registration such Holder's participation shall be counted as a Demand Request of the HMC Group or the Existing Stockholders, respectively.

      3.1.6 Deferral of Filing. The Company may defer the filing (but not the preparation) of a registration statement required by Section 3.1 until a date not later than 180 days after the Required Filing Date (or, if longer, 180 days after the effective date of the registration statement contemplated by clause
(ii) below) if (i) at the time the Company receives the Demand Request, the Company or any of its Subsidiaries is engaged in confidential negotiations or other confidential business activities, disclosure of which would be required in such registration statement (but would not be required if such registration statement were not filed), and the Board of Directors of the Company determines in good faith that such disclosure would be materially detrimental to the Company and its stockholders or would have a material adverse effect on any such confidential negotiations or other confidential business activities, or (ii) prior to receiving the Demand Request, the Board of Directors had determined to effect a registered underwritten public offering of the Company's securities for the Company's account and the Company had taken substantial steps (including, but not limited to, selecting a managing underwriter for such offering) and is proceeding with reasonable diligence to effect such offering. A deferral of the filing of a registration statement pursuant to this Section 3.1.6 shall be lifted, and the requested registration statement shall be filed forthwith, but no later than 90 days thereafter, if, in the case of a deferral pursuant to clause (i) of the preceding sentence, the negotiations or other activities are disclosed or terminated, or, in the case of a deferral pursuant to clause (ii) of the preceding sentence, the proposed registration for the Company's account is abandoned. In order to defer the filing of a registration statement pursuant to this Section 3.1.6, the Company shall promptly (but in any event within 10 Business Days), upon determining to seek such deferral, deliver to each Requesting Holder a certificate signed by an executive officer of the Company stating that the Company is deferring such filing pursuant to this Section 3.1.6 and a general statement of the reason for such deferral (but only to the extent such general statement is in compliance with applicable securities laws) and an approximation of the anticipated delay. Within 20 days after receiving such certificate, the holders of a majority of the Registrable Shares held by the Requesting Holders and for which registration was previously requested may withdraw such Demand Request by giving notice to the Company; if withdrawn, the Demand Request shall be deemed not to have been made for all purposes of this Stockholders Agreement. The Company may defer the filing of a particular registration statement pursuant to this Section 3.1.6 only once.

SECTION 3.2  Piggyback Registrations.

      3.2.1 Right to Piggyback. Each time the Company proposes to register any of its equity securities of the same class (other than pursuant to an Excluded Registration or a Demand Registration) under the Securities Act for sale to the public (whether for the account of the Company or the account of any securityholder of the Company) and the form of registration statement to be used permits the registration of Registrable Shares, the Company shall give prompt written notice to each Holder of Registrable Shares (which notice shall be given not less than 30 days prior to the effective date of the Company's registration statement), which notice shall offer each such Holder the opportunity to include any or all of its or his

Registrable Shares in such registration statement, subject to the limitations contained in Section 3.2.2 hereof. Each Holder who desires to have its or his Registrable Shares included in such registration statement shall so advise the Company in writing (stating the number of Registrable Shares desired to be registered) within 20 days after the date of such notice from the Company. Any Holder shall have the right to withdraw such Holder's request for inclusion of such Holder's Registrable Shares in any registration statement pursuant to this
Section 3.2.1 by giving written notice to the Company of such withdrawal. Subject to Section 3.2.2 below, the Company shall include in such registration statement all such Registrable Shares so requested to be included therein; provided, however, that the Company may at any time withdraw or cease proceeding with any such registration if it shall at the same time withdraw or cease proceeding with the registration of all other equity securities originally proposed to be registered.

      3.2.2 Priority on Registrations. If the managing underwriter advises the Company that the inclusion of Registrable Shares would cause a Material Adverse Effect, the Company will be obligated to include in such registration statement the Registrable Shares of the Holders in sequence, in accordance with the following:

      (a) in the case of an offering by the Company for its own account, (A) first, any and all securities for sale by the Company, (B) second, Registrable Shares requested to be included in such registration by the HMC Group, pro rata based on the ratio which such requested Registrable Shares from each Holder who is a member of the HMC Group bears to the total number of Registrable Shares requested to be included in such registration statement by Holders who are members of the HMC Group, (C) third, Registrable Shares requested to be included in such registration by the other Holders, pro rata based on the ratio which such requested Registrable Shares bears to the total number of Registrable Shares requested to be included in such registration statement by such Holders, and (D) fourth, securities requested to be included in such registration statement pursuant to any other registration rights that may have been, or may hereafter be, granted by the Company, pro rata based on the ratio which such requested securities bears to the total number of securities requested to be included in such registration statement by all other Persons;

      (b) in the case of an offering by the Company for the account of any of its securityholders (other than the Holders) of any class of equity security pursuant to the exercise of demand registration rights by such securityholders,
(A) first,
securities requested to be registered by any such securityholder pursuant to the exercise of such demand registration rights and Registrable Shares requested to be included in such registration by the HMC Group, pro rata based on the ratio which such requested securities bears to the total number of securities requested to be included in such registration statement by the Persons exercising such demand and the HMC Group, (B) second, Registrable Shares requested to be registered by the other Holders, pro rata based on the ratio which such requested Registrable Shares bears to the total number of Registrable Shares requested to be registered by such Holders, and (C) third, securities for the account of the Company. If as a result of the provisions of this Section
3.2.2 any Holder shall not be entitled to include all Registrable Shares in a registration that such Holder has requested to be so included, such Holder may withdraw such Holder's request to include Registrable Shares in such registration statement; and

      (c) notwithstanding the other provisions of this Section 3.2.2, the provisions of Section 3.1.4(b) shall apply as to the Carpenter Priority Shares.

      No Person may participate in any registration statement hereunder unless such Person (i) agrees to sell such person's Registrable Shares on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents reasonably required under the terms of such underwriting arrangements; provided, however, that no such Person shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (i) such Person's ownership of his or its Registrable Shares to be sold or transferred free and clear of all liens, claims, and encumbrances, (ii) such Person's power and authority to effect such transfer, and (iii) such matters pertaining to compliance with securities laws as may be reasonably requested; provided, further, that the obligation of such Person to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among such Persons selling Registrable Shares, and the liability of each such Person will be in proportion to, and provided further that such liability will be limited to, the net amount received by such Person from the sale of his or its Registrable Shares pursuant to such registration.

      3.3 Holdback Agreement.  Unless the managing underwriter otherwise agrees,
(i) each of the Holders agrees, (ii) the Company agrees, and (iii) each Holder and the Company agrees to use his or its commercially reasonable efforts to cause its controlled Affiliates to agree, not to effect any public sale or private offer or distribution of any Common Stock or Common Stock Equivalents during the ten Business Days prior to the effectiveness under the Securities Act of any underwritten registration and during such time period after the effectiveness under the Securities Act of any underwritten registration (not to exceed 180 days) (except, if applicable, as part of such underwritten registration) as the Company and the managing underwriter may agree.

      3.4 Registration Procedures. Whenever any Holder has requested that any Registrable Shares be registered pursuant to this Stockholders Agreement, the Company will use its commercially reasonable efforts to effect the registration and the sale of such Registrable Shares in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

      3.4.1 Prepare and file with the SEC a registration statement on any appropriate form (subject to Section 3.1.1(b)) under the Securities Act with respect to such Registrable Shares and use its commercially reasonable efforts to cause such registration statement to become effective;

      3.4.2 Prepare and file with the SEC such amendments, post-effective amendments, and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 30 days (or such lesser period as is necessary for the underwriters in an underwritten offering to sell unsold allotments);

      3.4.3 Furnish to each Holder of Registrable Shares and the underwriters of the securities being registered such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), any documents incorporated by reference therein and such other documents as such Holder or underwriters may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such Holder or the sale of such securities by such underwriters (it being understood that, subject to Section
3.5 and the requirements of the Securities Act and applicable state securities laws, the Company consents to the use of the prospectus and any amendment or supplement thereto by each Holder and the underwriters in connection with the offering and sale of the Registrable Shares covered by the registration statement of which such prospectus, amendment or supplement is a part);

      3.4.4 Use its commercially reasonable efforts to register or qualify (to the extent required by law) such Registrable Shares under such other securities or blue sky laws of such jurisdictions as the managing underwriter reasonably requests; use its commercially reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the period in which such registration statement is required to be kept effective; and do any and all other acts and things which may be reasonably necessary or advisable to enable each Holder to consummate the disposition of the Registrable Shares owned by such Holder in such jurisdictions; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph or (ii) consent to general service of process in any such jurisdiction;

      3.4.5 Advise each Holder of such Registrable Shares who is a selling securityholder in such registration, promptly after the Company shall receive notice or obtain knowledge thereof, (i) of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or (ii) of the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued;

      3.4.6 Promptly notify each Holder who is a selling securityholder in such registration and each underwriter and (if requested by any such Person) confirm such notice in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to a registration statement or any post-effective amendment, when the same has become effective,
(ii) of the issuance by any state securities or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Shares under state securities or "blue sky" laws or the initiation of any proceedings for that purpose, and (iii) of the happening of any event which makes any statement made in a registration statement or related prospectus untrue in any material respect or which requires the making of any changes in such registration statement, prospectus or documents so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, as promptly as practicable thereafter, prepare and file with the SEC and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Shares, such prospectus will not contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

      3.4.7 Make generally available to the Company's securityholders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than 30 days after the end of the 12-month period beginning with the first day of the Company's first fiscal quarter commencing after the effective date of a registration statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act;

      3.4.8 If requested by the managing underwriter or any Holder promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or any Holder of securities registered in such registration reasonably requests to be included therein, including, without limitation, with respect to the Registrable Shares being sold by such Holder thereunder, the purchase price being paid therefor by the underwriters and with respect to any other terms of the underwritten offering of the Registrable Shares to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

      3.4.9 As promptly as practicable after filing with the SEC of any document which is incorporated by reference into a registration statement (in the form in which it was incorporated), deliver a copy of each such document to each Holder of securities registered in such registration;

      3.4.10 Cooperate with the Holders of securities registered in such registration and the managing underwriter to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under any registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or such Holders of securities registered in such registration may request and keep available and make available to the Company's transfer agent prior to the effectiveness of such registration statement a supply of such certificates;

      3.4.11 Promptly make available for inspection by any Holder of securities registered in such registration, any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or representative retained by any such Holder or underwriter (collectively, the
"Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement; provided, that, unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Company shall not be required to provide any information under this subparagraph if (i) the Company believes, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (ii) if either (A) the Company has requested and been granted from the SEC confidential treatment of such information contained in any filing with the SEC or documents provided supplementally or otherwise or (B) the Company reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing unless prior to furnishing any such information with respect to (i) or (ii) such Holder of Registrable Shares requesting such information agrees to enter into a confidentiality agreement in customary form and subject to customary exceptions; and provided, further, that each such Holder of Registrable Shares agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential;

      3.4.12 Furnish to each Holder selling securities in such registration and underwriter a signed counterpart of (i) an opinion or opinions of counsel to the Company, and (ii) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the Holders selling securities in such registration or managing underwriter reasonably requests;

      3.4.13 Cause the Registrable Shares included in any registration statement to be (i) listed on each securities exchange, if any, on which similar securities issued by the Company are then listed, or (ii) authorized to be quoted and/or listed (to the extent applicable) on the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") or the National Market System of NASDAQ if the Registrable Shares so qualify;

      3.4.14 Provide a CUSIP number for the Registrable Shares included in any registration statement not later than the effective date of such registration statement;

      3.4.15 Cooperate with each Holder selling securities in such registration and each underwriter participating in the disposition of such Registrable Shares and their respective counsel in connection with any filings required to be made with the NASD;

      3.4.16 During the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act;

      3.4.17 Notify each Holder selling securities in such registration promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

      3.4.18 Prepare and file with the SEC promptly any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for the Company or the managing underwriter, are required in connection with the distribution of the Registrable Shares; and

      3.4.19 Enter into such agreements (including underwriting agreements in the managing underwriter's customary form) as are customary in connection with an underwritten registration.

      3.5 Suspension of Dispositions. Each Holder agrees by acquisition of any Registrable Shares that, upon receipt of any notice (a "Suspension Notice") from the Company of the happening of any event of the kind described in Sections 3.4.5(i) or 3.4.6(iii) (a "Suspension Event"), such Holder will forthwith discontinue disposition of Registrable Shares until such Holder's receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing (the "Advice") by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Shares current at the time of receipt of the Suspension Notice. In the event the Company shall give any Suspension Notice, the time period regarding the effectiveness of registration statements set forth in
Section 3.4.2 hereof shall be extended by the number of days during the period from and including the date of the giving of the Suspension Notice to and including the date when each seller of Registrable Shares covered by such registration statement shall have received the copies of the supplemented or amended prospectus or the Advice. The Company shall use its commercially reasonable efforts and take such actions as are reasonably necessary to render the Advice as promptly as practicable following the conclusion of the Suspension Event. The Company shall suspend the use of any shelf registration statement during a Suspension Event and shall so notify any Holders having securities registered thereunder in accordance with this Section 3.5.

      3.6 Registration Expenses. All expenses incident to the Company's performance of or compliance with this Article 3, including, without limitation, all registration and filing fees, all fees and expenses associated with filings required to be made with the NASD (including, if applicable, the fees and expenses of any "qualified independent underwriter" as such term is defined in Rule 2720(b)(15) of the NASD Conduct Rules and of its counsel), as may be required by the rules and regulations of the NASD, fees and expenses of compliance with securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualifications of the Registrable Shares), rating agency fees, printing expenses (including expenses of printing certificates for the Registrable Shares in a form eligible for deposit with The Depository Trust Company and of printing prospectuses if the printing of prospectuses is reasonably requested by a Holder of Registrable Shares), messenger and delivery expenses, the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with any listing of the Registrable Shares, fees and expenses of counsel for the Company and its independent certified public accountants (including the expenses of any special audit or "cold comfort" letters required by or incident to such performance), Securities Act liability insurance (if the Company elects to obtain such insurance), the fees and expenses of any special experts retained by the Company in connection with such registration, and the fees and expenses of other Persons retained by the Company and reasonable fees and expenses of one firm of counsel for the sellers (which shall be selected by the Holders of a majority of the Registrable Shares being included in any particular registration statement) (all such expenses being herein called "Registration Expenses") will be borne by the Company whether or not any registration statement becomes effective; provided that in no event shall Registration Expenses include any underwriting discounts, commissions, or fees attributable to the sale of the Registrable Shares or any counsel, accountants, or other Persons retained or employed by the Holders.

      3.7   Indemnification.

      3.7.1 The Company agrees to indemnify and reimburse, to the fullest extent permitted by law, each Holder of Registrable Shares, and each of its employees, advisors, agents, representatives, partners, officers, and directors and each Person who controls such Holder (within the meaning of the Securities Act or the Exchange Act) and any agent or investment advisor thereof (collectively, the "Seller Affiliates") (i) against any and all losses, claims, damages, liabilities, and expenses, joint or several (including, without limitation, attorneys' fees and disbursements except as limited by Section 3.7.3) based upon, arising out of, related to or resulting from any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus, or preliminary prospectus or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) against any and all loss, liability, claim, damage, and expenses whatsoever (including reasonable fees and disbursements of counsel), as incurred, to the extent of the aggregate amount paid in connection with the settlement or disposition of any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, and (iii) against any and all costs and expenses (including reasonable fees and disbursements of counsel) as may be reasonably incurred in investigating, preparing, or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, to the extent that any such expense or cost is not paid under subparagraph (i) or (ii) above; except insofar as the same are made in reliance upon and in strict conformity with information furnished in writing to the Company by such Holder or any Seller Affiliate expressly for use therein or arise from such Holder's or any Seller Affiliate's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such Holder or Seller Affiliate with a sufficient number of copies of the same. The reimbursements required by this
Section 3.7.1 will be made by
periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

            3.7.2 In connection with any registration statement in which a Holder of Registrable Shares is participating, each such Holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the fullest extent permitted by law, each such Holder will indemnify the Company and its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange
Act) against any and all losses, claims, damages, liabilities, and expenses (including, without limitation, reasonable attorneys' fees and disbursements except as limited by Section 3.7.3) resulting from any untrue statement or alleged untrue statement of a material fact contained in the registration statement, prospectus, or any preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is contained in any information or affidavit so furnished in writing by such Holder or any of its Seller Affiliates expressly for inclusion in the registration statement; provided that the obligation to indemnify will be several, not joint and several, among such Holders of Registrable Shares, and the liability of each such Holder of Registrable Shares will be in proportion to, and provided further, that such liability will be limited to, the net amount received by such Holder from the sale of Registrable Shares pursuant to such registration statement; provided, however, that such Holder of Registrable Shares shall not be liable in any such case to the extent that prior to the filing of any such registration statement or prospectus or amendment thereof or supplement thereto, such Holder has furnished in writing to the Company information expressly for use in such registration statement or prospectus or any amendment thereof or supplement thereto which corrected or made not misleading information previously furnished to the Company.

            3.7.3 Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give such notice shall not limit the rights of such Person unless such failure materially prejudices the ability of the indemnifying party to defend such claim) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed to pay such fees or expenses, or (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person. If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (X) such settlement or compromise contains a full and unconditional release of the indemnified party or (Y) the indemnified party otherwise consents in writing. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim and one additional local counsel in each jurisdiction involved, as necessary, unless, in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.

            3.7.4 Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 3.7.1 or Section 3.7.2 are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions which resulted in the losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this
Section 3.7.4 were determined by pro rata allocation (even if the Holders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 3.7.4. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in
Section 3.7.3, defending any such action or claim. Notwithstanding the provisions of this Section 3.7.4, no Holder shall be required to contribute an amount greater than the dollar amount by which the proceeds received by such Holder with respect to the sale of any Registrable Shares exceeds the amount of damages which such Holder has otherwise been required to pay by reason of such statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders' obligations in this Section 3.7.4 to contribute shall be several, and not joint, in proportion to the amount of Registrable Shares registered by them. If indemnification is available under this Section 3.7, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 3.7.1 and Section 3.7.2 without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 3.7.4.

      3.7.5 The indemnification and contribution provided for under this Stockholders Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, or controlling Person of such indemnified party and will survive the transfer of Securities and the termination of this Stockholders Agreement.

      3.7.6 The Company hereby agrees that it will not enter into, grant, assume obligations under, or otherwise permit to exist any registration rights of any Person or Persons except as expressly set forth herein unless (i) such registration rights are not inconsistent or in conflict with the registration rights granted in this Article 3 and (ii) the Person or Persons receiving the benefits of such registration rights acknowledge in writing that such registration rights are subject to the terms and provisions of the registration rights granted herein.

                                   ARTICLE 4

                            TRANSFERS OF SECURITIES

SECTION 4.1  Right of First Offer.

      4.1.1  Sale of Shares of Common Stock.

      (a) If the HMC Group (taken as a whole) or either of the Existing Stockholders (each, a "Transferor") proposes to Transfer for value 90% or more of the number of shares of Common Stock then owned by the Transferor to any third party, in one transaction or a series of related transactions (other than sales to the public pursuant to an effective registration statement or sales to the public pursuant to Rule 144 under the Securities Act), the Transferor shall first give written notice to the Company of such desire, setting forth the terms and conditions of the proposed sale and the price at which the Transferor desires to sell. The Company shall thereupon, within ten (10) Business Days following its receipt of the foregoing notice (the "Election Period"), notify the Transferor in writing of its election to either (i) acquire the Common Stock proposed to be sold by the Transferor, in which event the Company shall be obligated to acquire such stock upon the same terms and conditions contained in such notice, subject to a definitive written agreement between the parties, or
(ii) not to acquire such interests. Failure to respond to the Transferor with regard to a notice of a proposed sale prior to the expiration of the Election Period shall be deemed to be an election not to acquire the capital stock of the Transferor.

      (b) If the Transferor satisfies all of the foregoing conditions and the Company has not given notice of its intention to purchase the Common Stock of the Transferor to be transferred, the Transferor may, upon the expiration of the Election Period and subject to Section 4.2, transfer such Common Stock to any other Person at a purchase price equal to or higher than the price set forth in the notice given the Company and otherwise upon the same terms and conditions contained in the election notice.

      4.1.2 Procedure for Sale. In the event the Company elects pursuant to this
Section 4.1 to purchase the Common Stock proposed to be sold by the Transferor, the closing of the purchase by the Company of the shares of such Common Stock held by the Transferor shall take place at the principal place of business of the Company no later than 30 days after the date such notice of election is made in accordance with the terms hereof.

At the closing, the Company will pay the purchase price for the shares to the Transferor by wire transfer of immediately available funds upon the Transferor's delivery to the Company of valid certificates evidencing the shares of Common Stock being purchased pursuant to such sale (the "Transferor Shares"). Such certificates will be duly endorsed for transfer to the Company, and upon delivery of such certificates to the Company, the Transferor will be deemed to represent and warrant to the Company that the Transferor Shares are owned by such Transferor free and clear of all liens, adverse claims, and other encumbrances other than as provided in this Stockholders Agreement.

      4.1.3 Time to Purchase. At any time pursuant to which the Company elects to purchase under this Section 4.1 the shares of Common Stock held by a Transferor, it shall have 30 days to arrange financing for and take any steps necessary to comply with applicable law in order to consummate such purchase. If the Company does not consummate such purchase within such 30-day period, it shall have no liability to any of the Holders as a result of such failure, but all rights of the Company under this Section 4.1 to purchase the shares of Common Stock held by such Transferor shall thereafter terminate and be of no further force or effect.

SECTION 4.2  Tag Along Rights.

      4.2.1 Applicability. In the event (i) any member of the HMC Group or any one of the Existing Stockholders desires to effect a Transfer, (ii) such party has offered its shares of Common Stock to the Company pursuant to Section 4.1 and (iii) the Company has determined not to or has failed to consummate the purchase of such party's shares of Common Stock, then at least 30 days prior to such Transfer, the party or parties desiring to effect the Transfer shall make an offer (the "Participation Offer") to each non-selling Holder (each, a "Co-Seller") to include in the proposed Transfer a portion of such Co-Seller's Common Stock which represents the same percentage of such Co-Seller's Fully-Diluted Common Stock as the shares proposed to be sold in the Transfer by such member of the HMC Group or such Existing Stockholder (as the case may be, the "Tag Seller Group") represent of the Tag Seller Group's aggregate Fully-Diluted Common Stock; provided that, if a member of the HMC Group is the Tag Seller Group and the consideration to be received by such member of the HMC Group includes any securities, only Co-Sellers who have certified to the reasonable satisfaction of HMTF that they are Accredited Investors shall be entitled to participate in such Transfer, unless the transferee consents otherwise.

      4.2.2 Terms of Participation Offer. The Participation Offer shall describe the terms and conditions of the proposed Transfer and shall be conditioned upon
(i) the consummation of the transactions contemplated in the Participation Offer with the transferee named therein, and (ii) each Co-Seller's execution and delivery of all agreements and other documents that members of the Tag Seller Group are required to execute and deliver in connection with such Transfer (provided that the Co-Seller shall not be required to make any representations or warranties in connection with such sale or transfer other than representations and warranties as to (A) such Co-Seller's ownership of his or its Common Stock to be sold or transferred free and clear of all liens, claims, and encumbrances, (B) such Co-Seller's power and authority to effect such transfer and (C) such matters pertaining to compliance with securities laws as the transferee may reasonably require). If any Co-Seller shall accept the Participation Offer, the Tag Seller Group shall reduce, to the extent necessary, the number of shares of Common Stock it otherwise would have sold in the proposed transfer so as to permit those Co-Sellers who have accepted the Participation Offer to sell the number of shares of Common Stock that they are entitled to sell under this Section 4.2, and the Tag Seller Group and such Co-Sellers shall transfer the number of shares of Common Stock specified in the Participation Offer to the proposed transferee in accordance with the terms of such transfer as set forth in the Participation Offer.

SECTION 4.3  Certain Events Not Deemed Transfers.

      In no event shall any (i) exchange, reclassification, or other conversion of shares into any cash, securities, or other property pursuant to a merger or consolidation of the Company or any Subsidiary with, or any sale or transfer by the Company or any Subsidiary of all or substantially all its assets to, any Person, or (ii) statutory share exchange involving, or recapitalization of, the Company or any Subsidiary in which holders of Common Stock are treated substantially the same or (iii) transfer by a Holder pursuant to an effective registration statement pursuant to Section 4.1 or Section 4.2 hereof, or (iv) transfer by a Holder pursuant to Rule 144 under the Securities Act, constitute a Transfer of shares of Common Stock by the HMC Group or the Existing Stockholders for purposes of Section 4.1 or Section 4.2. In addition, Sections 4.1 and 4.2 hereof shall not apply to any transfer, sale, or disposition of shares of Common Stock solely among members of (i) the HMC Group as a group or (ii) the Existing Stockholders as a group.

SECTION 4.4  Transfer and Exchange.

      When Securities are presented to the Company with a request to register the transfer of such Securities or to exchange such Securities for Securities of other authorized denominations, the Company shall register the transfer or make the exchange as requested if the requirements of this Stockholders Agreement for such transaction are met; provided, however, that the Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company, duly executed by the Holder thereof or its attorney and duly authorized in writing. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

SECTION 4.5  Replacement Securities.

      If a mutilated Security is surrendered to the Company or if the Holder of a Security claims and submits an affidavit or other evidence, satisfactory to the Company, to the effect that the Security has been lost, destroyed or wrongfully taken, the Company shall issue a replacement Security if the Company's requirements are met. If required by the Company, such Holder must provide an indemnity bond, or other form of indemnity, sufficient in the judgment of the Company to protect the Company against any loss which may be suffered. The Company may charge such Holder for its reasonable out-of-pocket expenses in replacing a Security which has been mutilated, lost, destroyed or wrongfully taken.

SECTION 4.6  Sale of the Company.

      If due to market conditions between Closing and the fifth anniversary of Closing, the HMC Group shall not have successfully completed, on or before the fifth anniversary of the Closing, a sale of all of the shares of Common Stock owned by HMTF/Omni at the Closing, then at any time after such fifth anniversary until the sixth anniversary of the Closing, the HMC Group may propose a sale of the Company by means of the sale of all or substantially all of the equity securities of the Company or all or substantially all of the assets of the Company or in any manner otherwise advised (a "Company Sale") pursuant to an auction process managed by an investment banking firm of recognized national standing (an "Investment Banker") selected by HMTF. In the event of a proposal for a Company Sale, each of the Holders party hereto agrees that HMTF and the Investment Banker shall be entitled, so long as they act in good faith, to manage exclusively the sale process for such Company Sale and to take all such acts on behalf of the Holders selling in such transaction as they deem necessary, appropriate or advisable. Each of the parties hereto further agrees to cooperate in good faith in consummating the Company Sale and to use commercially reasonable efforts to cause to be done all things that are necessary or appropriate to consummate the Company Sale as proposed (including, without limitation, the voting of any Common Stock or other voting capital stock of the Company to approve such Company Sale).


                                   ARTICLE 5

                            LIMITATION ON TRANSFERS

SECTION 5.1  Restrictions on Transfer.

      The Securities shall not be Transferred or otherwise conveyed, assigned or hypothecated before satisfaction of (i) the conditions specified in this Section
5.1 and Sections 5.2 and 5.3, which conditions are intended to ensure compliance with the provisions of the Securities Act with respect to the Transfer of any Security and (ii) if applicable, Article 4 hereof. Any purported Transfer in violation of this Article 5 and/or, if applicable, Article 4 hereof shall be void ab initio and of no force or effect. Other than (i) Transfers subject to
Section 4.1 hereof or (ii) Transfers to the public pursuant to an effective registration statement or sales to the public pursuant to Rule 144 under the Securities Act or an effective registration statement, each Holder will cause any proposed transferee of any Security or any interest therein held by it to agree in writing to take and hold such securities subject to the provisions and upon the conditions specified in this Stockholders Agreement.

SECTION 5.2  Restrictive Legends.

      5.2.1 Securities Act Legend. Except as otherwise provided in Section 5.4 hereof, each Security held by a Holder, and each Security issued to any subsequent transferee of such Security, shall be stamped or otherwise imprinted with a legend in substantially the following form:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED,

          EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT, (ii) RULE 144 UNDER SUCH ACT, OR (iii) ANY OTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

      5.2.2 Other Legends. Except as otherwise permitted by the last sentence of
Section 5.1, each Security issued to each Holder or a subsequent transferee shall include a legend in substantially the following form:

          THIS SECURITY IS SUBJECT TO RESTRICTIONS ON TRANSFER, VOTING AND OTHER TERMS AND CONDITIONS SET FORTH IN THE STOCKHOLDERS AGREEMENT DATED AS OF APRIL 23, 1998, A COPY OF WHICH MAY BE OBTAINED FROM SPECIALTY TELECONSTRUCTORS, INC. AT ITS PRINCIPAL EXECUTIVE OFFICES.

SECTION 5.3  Notice of Proposed Transfers.

      Prior to any Transfer or attempted Transfer of any Security, the Holder of such Security shall (i) give ten days' prior written notice (a "Transfer Notice") to the Company of such Holder's intention to effect such Transfer, describing the manner and circumstances of the proposed Transfer, and (ii) either (A) provide to the Company an opinion reasonably satisfactory to the Company from counsel to such Holder who shall be reasonably satisfactory to the Company (or supply such other evidence reasonably satisfactory to the Company) that the proposed Transfer of such Security may be effected without registration under the Securities Act, or (B) certify in writing to the Company that the Holder reasonably believes the sale meets all of the conditions set forth in Rule 144A(d) promulgated under the Securities Act (and any successor rules and regulations thereto) required in order to effect a Transfer pursuant to Rule 144A. After receipt of the Transfer Notice and opinion (if required), the Company shall, within five days thereof, so notify the Holder of such Security and such Holder shall thereupon be entitled to Transfer such Security in accordance with the terms of the Transfer Notice subject to such Holder's compliance with the other provisions hereof. Each Security issued upon such Transfer shall bear the restrictive legend set forth in Section 5.2.1, unless in the opinion of such counsel such legend is not required in order to ensure compliance with the Securities Act, and Section 5.2.2, if applicable. The Holder of the Security giving the Transfer Notice shall not be entitled to Transfer such Security until receipt of the notice from the Company under this Section 5.3.

SECTION 5.4  Termination of Certain Restrictions.

      Notwithstanding the foregoing provisions of this Article 5, (i) the restrictions imposed by Section 5.1 upon the transferability of the Securities and the legend requirements of Sections 5.2.1 and 5.2.2 shall terminate as to any Security when and so long as such Security shall have been effectively registered under the Securities Act and disposed of pursuant thereto and (ii) the legend requirements of Section 5.2.1 shall terminate when the Company shall have received an opinion of counsel reasonably satisfactory to it that such Security may be transferred without registration thereof under the Securities Act and that such legends may be removed. Whenever the restrictions imposed by Sections 5.2.1 and/or 5.2.2 shall terminate as to any Security, the Holder thereof shall be entitled to receive from the Company, at the Company's expense, a new Security not bearing the restrictive legend set forth in Section 5.2.1 and/or 5.2.2.


                                   ARTICLE 6

                             CERTAIN TRANSACTIONS

SECTION 6.1  Transactions Requiring Consent of the Designees.

      6.1.1 Majority Vote. Without the affirmative vote of a majority of both the HMTF Designees, on the one hand, and the Existing Stockholders Designees, on the other hand, (i) the Company shall not, and the Company shall not permit any of its Subsidiaries to, enter into any of the following:

      (a) any acquisition of any other business or assets involving an aggregate purchase price (including debt assumed) in excess of $5,000,000 (whether paid in cash or securities);

      (b) the sale or other disposition (including by way of a merger, consolidation, statutory share exchange, lease or sale/leaseback transaction) of assets, in any one transaction or series of related transactions, which constitute all or substantially all of the assets of the Company and its Subsidiaries considered as a whole, other than to a wholly-owned Subsidiary of the Company;

      (c) any debt financing involving more than $10,000,000;

      (d) the issuance or sale of shares constituting more than 20% of the voting securities of the Company or any Subsidiary of the Company to any Person or Group (other than any issuance or sale to the Company or any wholly-owned Subsidiary of the

Company) or the issuance or sale of any shares of Preferred Stock of the Company;

      (e) any merger or consolidation or business combination between the Company or a Subsidiary and any other entity (other than a wholly-owned Subsidiary of the Company), or any other recapitalization transaction or stock repurchase or redemption, or any statutory share exchange;

      (f) the sale or other disposition (including by way of a merger, consolidation, statutory share exchange, lease or sale/leaseback transaction) of any operating division of the Company (whether or not incorporated as a separate Subsidiary), in any one transaction or series of related transactions, other than to a wholly-owned Subsidiary of the Company;

      (g)   any liquidation or dissolution of the Company;

      (h) approval of an annual consolidated budget for the Company and its Subsidiaries; or

      (i) the filing of a voluntary petition under the Bankruptcy Code or any state insolvency statute, the appointment of a receiver or trustee, or agreement to the filing of an involuntary petition under the Bankruptcy Code.


                                   ARTICLE 7

                            AFFILIATE TRANSACTIONS

      The Company shall not enter into any material transaction (including, without limitation, agreements which are standard in the industry) with any director or significant stockholder of the Company or any Affiliate thereof unless such transaction (a) has been approved by the Independent Directors in accordance with the requirements of applicable law and (b) is on an arm's-length basis on terms no less favorable to the Company than could be obtained in a transaction with an independent third party. This Article 7 shall not apply to the exercise of the Option (as defined therein) pursuant to that certain Management and Option Agreement, dated the date hereof, among the Company, HSW/Omni Acquisition, Inc. and HMTF/Omni. Furthermore, notwithstanding the prior provisions of this Article 7, the Company shall not exercise its rights under
Section 4.1 hereof without the consent of a majority of the directors who are not HMTF Designees, if the HMC Group is the Transferor, or the Existing Stockholders Designees, if an Existing Stockholder is the Transferor.

                                   ARTICLE 8

                            STANDSTILL ARRANGEMENTS

SECTION 8.1  Share Ownership of HMTF Group.

      Except as set forth on Schedule A hereto, the HMTF Group does not own any Voting Securities. As used in this Article 8, "HMTF Group" means (i) HMTF/Omni,
(ii) HMTF, (iii) Carl E. Hirsch, (iv) Anthony S. Ocepek and (v) Jerome C. Kline.

SECTION 8.2  Standstill Arrangements.

      8.2.1 Acquisition of Additional Voting Securities. Each member of the HMTF Group hereby covenants and agrees that prior to the termination of this Stockholders Agreement, such member will not, directly or indirectly (through controlled Affiliates or otherwise), purchase or cause to be purchased or otherwise acquire (other than (i) pursuant to a stock split, stock dividend, recapitalization, reorganization or similar Company action applicable to all Company stockholders holding the security in respect of which such action is taken or (ii) from another member of the HMTF Group in accordance with the terms hereof) or make any proposal to or agree to acquire, or become or agree to become the Beneficial Owner of, any Voting Securities in addition to the Common Stock such Person owns on the date hereof.

      8.2.2  Prohibited Actions.

            Each member of the HMTF Group hereby agrees that, prior to the termination of this Stockholders Agreement, such member of the HMTF Group will not, directly or indirectly, solicit, request, advise, or encourage others to take any of the following actions (collectively, the "Prohibited Actions"):

      (a) form, join in or in any other way participate in a "partnership, limited partnership, syndicate or other group" within the meaning of Section 13(d)(3) of the Exchange Act with respect to Voting Securities or deposit any Voting Securities in a voting trust or similar arrangement or subject any Voting Securities to any voting agreement or pooling arrangement, other than solely with one or more Affiliates of HMTF/Omni with respect to the Common Stock owned on the date hereof or pursuant to this Stockholders Agreement;

      (b) solicit proxies or written consents of stockholders with respect to Voting Securities under any circumstances, or make any "solicitation" of any "proxy" to vote any Voting Securities, or become a "participant" in any election contest with respect to the Company (as such terms are defined or used in Rules 14a-1 and 14a-11 under the Exchange Act) or seek to advise or influence any Person with respect to the voting of any Voting Securities;

      (c) seek to call, or to request the call of, a special meeting of the stockholders of the Company or seek to make, or make, a stockholder proposal at any meeting of the stockholders of the Company with the purpose or intent of affecting control of the Company;

      (d) commence, or announce any intention to commence, any tender offer for any Voting Securities;

      (e) publicly make a proposal or bid with respect to, or announce publicly any intention or desire to make any proposal or bid with respect to, (i) the acquisition of all or substantially all of the assets of the Company or of the assets or stock of any of its Subsidiaries or of all or any portion of the outstanding Voting Securities, or (ii) any merger, consolidation, statutory share exchange, other business combination, restructuring, recapitalization, liquidation or other extraordinary transaction involving the Company or any of its Subsidiaries;

      (f) act to seek control of the Board of Directors of the Company; provided, however, that (1) this clause shall not be interpreted to preclude any director designated by HMTF from exercising such director's fiduciary duties under applicable law and (2) no member of the HMTF Group shall be in violation of this Section 8.2.2 as a result of exercising or enforcing or seeking to enforce such member's rights pursuant to this Agreement;

      (g) initiate any action, suit or proceeding against the Company or any Subsidiary of the Company, the Board of Directors of the Company, or the officers of the Company in their capacity as such, other than an action, suit or proceeding to enforce the rights of the members of the HMTF Group under this Agreement;

      (h) arrange, or in any way participate in, any financing for any transaction referred to in Section 8.2.2(a) through (g) above; or

      (i) make public, directly or indirectly (including by disclosure to any journalist or other representative of the media): (i) any request, or otherwise seek (in any fashion that would require public disclosure by the Company, HMTF/Omni or their respective Affiliates) to obtain any waiver or amendment of any provision of this Article 8 or (ii) the taking of any action restricted by this Article 8.

      8.2.3 Exclusions from the Standstill Arrangements. Notwithstanding anything in this Stockholders Agreement to the contrary (including Sections
8.2.1 and 8.2.2 hereof),  nothing in this Stockholders  Agreement shall prohibit
(a) purchases of Voting Securities that do not result in the HMTF Group Beneficially Owning Voting Securities that possess, as of the time of determination, in excess of 49.9% (as calculated with respect to convertible, exchangeable or exercisable securities of the Company by reference to the maximum number of votes to which a holder of such security is entitled to cast in either a converted or unconverted, exchanged or unexchanged, or exercised or unexercised basis, as the case may be, currently or at any time in the future) of the total number of votes (the "Total Voting Power") that could be cast in the election of directors of the Company at such time, (b) purchases of Voting Securities or the taking of Prohibited Actions that have been previously approved in writing by the Company as specifically expressed in a vote adopted by the Board of Directors of the Company or, after the date hereof, previously approved in writing by the Company as specifically expressed in a vote adopted by a majority of the directors of the Company that are not HMTF Designees, (c) any member of the HMTF Group's compliance with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, and (d) the exercise by a member of the HMTF Group of its rights pursuant to this Stockholders Agreement.

      8.2.4 Notification of the Company. Each member of the HMTF Group hereby covenants and agrees that such Person will promptly notify the Company when and if such Person receives any oral or written request of such Person or any of its Affiliates to participate in any of the transactions or actions referred to in Sections 8.2.2(a) through (i).

      8.2.5 Rights of HMTF Group.  Notwithstanding  any other  provision of this
Article 8, (a) no member of the HMTF Group shall be in violation of this Article 8 by virtue of the fact that such Person approached the Board of Directors of the Company, or any member thereof, with respect to any action addressed in
Section 8.2.2 of this Article 8. Further, nothing contained in this Article 8, express or implied, shall be construed to prevent any member of the Board of Directors of the Company from complying with any fiduciary or other duties or obligations such party may have to the Company's stockholders. Furthermore, the prohibitions set forth in Sections 8.2.1 and 8.2.2 shall not apply in the event that the Company receives a Third Party Offer that a majority of the Existing Stockholder Designees sitting on the Board of Directors has not rejected within twenty Business Days following receipt thereof. As used in this Stockholders Agreement, "Third Party Offer" shall mean a noncollusive bona fide proposal or offer from any Person other than a member of the HMTF Group or an Affiliate thereof relating to the direct or indirect acquisition or purchase of material operating assets or Voting Securities by way of sale, merger, consolidation, business combination, liquidation, dissolution, recapitalization or any similar transaction for a specified consideration or consideration within a specified range.


                                   ARTICLE 9

                                  TERMINATION

      The provisions of this Agreement shall terminate on the earlier of April 23, 2008 or the sale contemplated by Section 4.6. Notwithstanding the prior sentence, the provisions of Section 3.7 hereof shall survive the termination of this Agreement indefinitely. In addition, the provisions of Section 4.1 hereof shall terminate when either of the Existing Stockholders, on the one hand, or the HMC Group, on the other hand, Beneficially Own less than 10% of the number of shares of Common Stock issued and outstanding on the date of determination. The provisions of Section 4.6 hereof shall terminate when the HMC Group Beneficially Owns less than 50% of the number of shares of Common Stock issued on the Closing Date.


                                  ARTICLE 10

                                 MISCELLANEOUS

SECTION 10.1  Notices.

      Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows (or at such other address as may be substituted by notice given as herein provided):

      If to the Company:

            Specialty Teleconstructors, Inc.
            12001 State Highway 14 North
            Cedar Crest, New Mexico  87008
            Telecopy:  (505) 281-8652
            Attn:  President

      Copies to:

            Haynes and Boone, LLP
            901 Main Street, Suite 3100
            Dallas, Texas  75202-3789
            Telecopy:  (214) 651-5940
            Attn:  Gregory R. Samuel

            Hicks, Muse, Tate & Furst Incorporated
            200 Crescent Court, Suite 1600
            Dallas, Texas  75201
            Telecopy:  (214) 740-7313
            Attn:  Lawrence D. Stuart, Jr.

            Weil, Gotshal & Manges LLP
            100 Crescent Court, Suite 1300
            Dallas, Texas  75201-6950
            Telecopy:  (214) 746-7777
            Attn:  Mary R. Korby, Esq.

      If to any Holder, at its address listed on the signature pages hereof, and in the case of any notices required under Article 4 to be sent to a Holder who is an Existing Stockholder, a copy shall be sent to Gregory R. Samuel, Haynes & Boone, LLP, 901 Main Street, Suite 3100, Dallas, Texas 75202-3789 (Fax (214) 651-5940).

      Any notice or communication hereunder shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five calendar days after mailing if sent by registered or certified mail (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

      Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 10.2  Entire Agreement.

      This Stockholders Agreement (together with any schedules or exhibits hereto) sets forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby, and supersedes all other prior agreements, arrangements and understandings related to the subject matter hereof (including without limitation any demand or piggyback registration rights granted to Carpenter). No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto with respect to the subject matter hereof which is not embodied in this Stockholders Agreement, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth with respect to the subject matter hereof.

SECTION 10.3  Governing Law; Jurisdiction.

      THIS STOCKHOLDERS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

SECTION 10.4  Successors and Assigns.

      Whether or not an express assignment has been made pursuant to the provisions of this Stockholders Agreement, provisions of this Stockholders Agreement that are for the Holders' benefit as the holders of any Securities are also for the benefit of, and enforceable by, all subsequent holders of Securities, except as otherwise expressly provided herein. This Stockholders Agreement shall be binding upon the Company, each Holder, and their respective heirs, devisees, successors and assigns.

SECTION 10.5  Duplicate Originals.

      All parties may sign any number of copies of this Stockholders Agreement. Each signed copy shall be an original, but all of them together shall represent the same agreement.

SECTION 10.6  Severability.

      In case any provision in this Stockholders Agreement shall be held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.7  No Waivers; Amendments.

      10.7.1 No failure or delay on the part of the Company or any Holder in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or any Holder at law or in equity or otherwise.

      10.7.2 Any provision of this Stockholders Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Required Holders; provided, that no such amendment or waiver shall, (i) unless signed by all of the Holders, amend the provisions of Section 2 or any definition used herein, (ii) unless signed by all of the Holders affected, (A) amend the provisions of this Section 10.7.2 or any definition used therein or (B) change the number of Holders which shall be required for the Holders or any of them to take any action under this Section 10.7.2 or any other provision of this Stockholders Agreement and (iii) unless signed by Holders who then Beneficially Own more than 85% of the aggregate number of shares of Common Stock subject to this Stockholders Agreement, amend the provisions of Sections 4.1, 4.2, 5.1 or 8. Furthermore, unless signed by a majority of the HMTF Designees, on the one hand, and the Existing Stockholders Designees, on the other hand, no amendment shall be effective as to Section 6.1 or any definition used therein, and each Holder, on behalf of itself and such Holder's transferees hereunder, delegates to such Persons the right to so amend such provision.

SECTION 10.8  Actions of Existing Stockholders.

      Any action required to be taken or right which is exercisable by the Existing Stockholders hereunder, other than pursuant to Section 3.1.1.(a), may be taken by Budagher in his sole and absolute discretion on behalf of all Existing Stockholders, and Budagher shall have no liability to Carpenter or any other Person with respect to any such action or any such right exercised.

SECTION 10.9  Nominees for Beneficial Owners.

      In the event that any Registrable Shares are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election in writing delivered to the Company, be treated as the Holder of such Registrable Shares for purposes of any request or other action by any Holder or Holders of Registrable Shares pursuant to this Stockholders Agreement or any determination of any number or percentage of Registrable Shares held by any Holder or Holders of Registrable Shares contemplated by this Stockholders Agreement. If the beneficial owner of any Registrable Shares so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Shares.

SECTION 10.10  Calculation of Percentage Interests in Registrable Shares.

      For purposes of this Stockholders Agreement, all references to a percentage of the Registrable Shares shall be calculated based upon the number of shares of Registrable Shares outstanding at the time such calculation is made.




                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                      SIGNATURES TO STOCKHOLDERS AGREEMENT

      IN WITNESS WHEREOF, the parties hereto have caused this Stockholders Agreement to be duly executed, all as of the date first written above.

                        SPECIALTY TELECONSTRUCTORS, INC.


                        By:   /s/ Michael R. Budagher
                           -----------------------------
                              Michael R. Budagher
                              President

                      SIGNATURES TO STOCKHOLDERS AGREEMENT



                  NAME OF HOLDER:

                  HMTF/OMNI PARTNERS, L.P.

                  By:   HM3/OmniAmerica Partners, LLC, its General
                        Partner

                           /s/ Daniel S. Dross
                        ---------------------------------------
                        Daniel S. Dross
                        Vice President, Secretary and Treasurer


                              Address:    c/o Hicks, Muse, Tate & Furst
                                          Incorporated
                                          200 Crescent Court
                                          Suite 1600
                                          Dallas, Texas 75201
                                          Fax: 214-740-7313
                                          Attention:  Lawrence D.
                                          Stuart, Jr.

                     SIGNATURES TO STOCKHOLDERS AGREEMENT


                              NAME OF HOLDER:


                                 /s/ Michael R. Budagher
                              ----------------------------
                              MICHAEL R. BUDAGHER




                              Address:    3702 Holland Ave., #2
                                          Dallas, Texas  75219


                              BUDAGHER FAMILY, LLC



                              By:     /s/ Michael R. Budagher
                                 ---------------------------------
                                  Michael R. Budagher, general manager

                     SIGNATURES TO STOCKHOLDERS AGREEMENT


                                    NAME OF HOLDER:


                                       /s/ Tommie R. Carpenter
                                    ----------------------------
                                    TOMMIE R. CARPENTER



                                    Address:    2260 Canyon Song Ave.
                                                Laughlin, Nevada   89029

                                    Mailing
                                    Address:    P.O. Box 30869
                                                Laughlin, Nevada  89028

                     SIGNATURES TO STOCKHOLDERS AGREEMENT




                                    NAME OF HOLDER:

                                    HICKS, MUSE, TATE & FURST INCORPORATED


                                       /s/ Daniel S. Dross
                                    --------------------------
                                    Daniel S. Dross
                                    Senior Vice President


                                    Address:    c/o Hicks, Muse, Tate &
                                                Furst Incorporated
                                                200 Crescent Court
                                                Suite 1600
                                                Dallas, Texas 75201
                                                Fax: 214-740-7313
                                                Attention:  Lawrence D.
                                                Stuart, Jr.

                     SIGNATURES TO STOCKHOLDERS AGREEMENT



                                    NAME OF HOLDER:


                                       /s/ Jerome C. Kline
                                    ---------------------------
                                    JEROME C. KLINE


                                    Address:    360 Alexander Circle
                                                Columbia, SC 29206

                     SIGNATURES TO STOCKHOLDERS AGREEMENT



                                    NAME OF HOLDER:


                                       /s/ Anthony S. Ocepek
                                    ----------------------------
                                    ANTHONY S. OCEPEK


                                    Address:    2335 S. Ocean Blvd.
                                                Palm Beach, FL  33480

                     SIGNATURES TO STOCKHOLDERS AGREEMENT



                                    NAME OF HOLDER:


                                        /s/ Carl E. Hirsch
                                    -----------------------------
                                    CARL E. HIRSCH


                                    Address:    3100 S. Ocean Blvd.
                                                Palm Beach, FL  33480

                                  SCHEDULE A


Carl E. Hirsch -- 17,000 shares